UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

WESTERN URANIUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Bay Street, Suite 1400, Toronto, Ontario, Canada	M5H 2S8
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 864-2125

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☑  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 29, 2018, Western Uranium Corporation (the “Company”) held its Annual General and Special Meeting of Shareholders, at which shareholders elected directors, reappointed MNP LLP as auditor for the Company and authorized the Board to fix the auditor’s remuneration for the ensuring year, and approved a corporate name change from “Western Uranium Corporation” to “Western Uranium & Vanadium Corp.” (the “Name Change”). The final voting results for each of these matters were as follows:

1. Election of Directors:

Nominee	Votes For %	Votes For	Votes Withheld	Broker Non-Votes
George E. Glasier	80.32%	7,375,412	1,806,744	3,270,473
Bryan Murphy	99.96%	9,178,347	3,809	3,270,473
Andrew Wilder	99.96%	9,178,480	3,676	3,270,473

2. Appointment of MNP LLP:

Votes For %	Votes For	Votes Withheld	Broker Non-Votes

98.64%	13,304,295	183,595	0

3. Approval of Name Change:

Votes For %	Votes For	Votes Withheld	Broker Non-Votes

85.06%	11,472,280	2,015,610	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

On July 3, 2018, the Company issued a press release to announce shareholder approval of the Company’s proposed Name Change and to announce results of the Company’s Annual General and Special Meeting. A copy of the press release is included as Exhibit 99.1

Exhibit No.	Description

99.1	Press Release dated July 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2018	WESTERN URANIUM CORPORATION

	By:	/s/ Robert Klein
Robert Klein Chief Financial Officer

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